UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2007

PROVECTUS
PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada		90-0031917
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

7327 Oak Ridge Highway Suite A, Knoxville, Tennessee	37931
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (865)769-4011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

On January 30, 2007, Provectus Pharmaceuticals, Inc., completed a private placement transaction with 16 accredited investors, pursuant to which we sold 2,319,048 shares of our common stock for an aggregate purchase price of $2,353,000 pursuant to a Securities Purchase Agreement with each investor.  We paid $273,090 and issued 231,905 shares of our common stock to placement agents for this transaction.  We entered into a Registration Rights Agreement with each investor.

We believe that this offering was exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") by reason of Rule 506 of Regulation D and Section 4(2) of the Securities Act, based upon the fact that the offer and issuance of the common stock satisfied all the terms and conditions of Rules 501 and 502 of the Securities Act, each investor is financially sophisticated and had access to complete information concerning us and acquired the securities for investment and not with a view to the distribution thereof.  Proceeds will be used for general corporate purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVECTUS PHARMACEUTICALS, INC.

Date: January 31, 2007	By:	/s/Peter R. Culpepper

Title: Chief Financial Officer